Exhibit 99.1

NORTH FORK BANCORP
275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471

FOR IMMEDIATE RELEASE	Contact:	Daniel M. Healy
Executive Vice President
Chief Financial Officer
(631) 844-1258

NORTH FORK BANCORP REPORTS A 13% INCREASE IN EARNINGS PER
SHARE FOR THE SECOND QUARTER OF 2005, OAN AND DEPOSIT GROWTH
AND RESULTS OF ITS BALANCE SHEET REPOSITIONING

     Melville, N.Y. – July 20, 2005 — North Fork Bancorporation, Inc. (NYSE: NFB) reported advances in earnings and earnings per share, loan and deposit growth, improvements in asset quality, record originations from its mortgage banking company and a repositioned balance sheet. Highlights in the current period include:

•	122% increase in earnings for the second quarter compared to 2004, with a 13% increase in diluted earnings per share.

•	Returns on average tangible equity and tangible assets of 34.5% and 1.96%, excluding the MSR expense.

•	27% annualized growth in commercial demand deposits.

•	30% annualized growth in commercial loans.

•	10% annualized growth in total deposits.

•	20% decline in non-performing assets.

•	Record mortgage loan originations of $12.4 billion from the Company’s mortgage banking subsidiary as gain on sale margins improved.

•	A balance sheet repositioning reducing securities by $2 billion and borrowings by $1.5 billion.

     “We have taken measures this quarter to improve our balance sheet and earnings quality as we prepare for a more favorable interest rate environment,” said John Adam Kanas, Chairman, President and Chief Executive Officer. The Company’s tangible equity to tangible asset ratio rose to 5.88%.

Net Earnings and Returns

     Net income for the quarter ended June 30, 2005 was $242 million or $.51 diluted earnings per share compared to $109 million or diluted earnings per share of $.45 for the comparable period in 2004, a 122% increase in earnings and a 13% increase in diluted earnings per share. Diluted earnings per share for the quarter ended June 30, 2005, excluding the effects of the MSR expense discussed below, was $.56.

     Net income for the six-month period ended June 30, 2005 was $501 million or diluted earnings per share of $1.06 compared to $212 million or diluted earnings per share of $.91, increases of 137% and 16%, respectively.

     The Company’s returns on average tangible equity and assets in the current quarter excluding the effect of the MSR expense were 34.51% and 1.96%, respectively.

     For the quarter ended June 30, 2005, net interest income and net interest margin were $462.1 million and 3.59%, respectively, compared to $234.1 million and 4.26% in 2004. On a linked quarter basis, net interest income declined modestly as the net interest margin declined by 20 basis points. The margin decline was caused primarily by the rising cost of funds, a flattening yield curve and aggressive consumer deposit pricing. The net interest margin is expected to stabilize for the remainder of the year.

     Considering the prevailing interest rate environment, the Company repositioned its balance sheet in the current quarter. Short-term borrowings were reduced by approximately $1.5 billion using proceeds received from the sale of $1.4 billion in securities and $1 billion in residential loans from its held-for-investment portfolio. The combined yield on the securities and loans sold was 4.83%. Gains from these asset sales are set forth separately in the consolidated statement of income. All of the asset sales occurred in the latter part of June 2005 and had no effect on average interest earning assets for the current quarter.

Loans

     Loans held-for-investment at June 30, 2005 amounted to $32.5 billion compared to $15.4 billion at June 30, 2004. Sustained organic growth and loans acquired from the GreenPoint acquisition account for the increase. On a linked quarter basis, loans held-for-investment increased by $626 million for an annualized growth rate of 8%. Interest rate sensitive commercial loans increased 30% to $9.6 billion, on an annualized basis. Commercial and industrial loans rose to $3.9 billion, an increase of 55% on an annualized basis. The 1-4 residential loan portfolio declined modestly in the current quarter, a trend that will continue. “Our commercial loan pipeline and opportunities to acquire new business relationships are soaring,” said Mr. Kanas. “We see no interruption of these upward trends,” he added.

     On a linked quarter basis, non-performing assets declined by approximately $34 million or 20%. The entire reduction was in the non-performing loans category. Net charge-offs in the quarter were a modest 20 basis points. The overall allowance for loan losses to non-performing loans improved to 270%. The allowance for loan losses of $218 million, when allocated between residential mortgages and all other commercial loans, was .36% and 1.22%, respectively. “We will aggressively pursue our bulk sales program of non-performing assets,” said Mr. Kanas. In the quarter, the Company sold approximately $21 million of non-performing loans, incurring a charge off of approximately $1 million.

Deposits

     At June 30, 2005 total deposits were $37.5 billion, a linked quarter increase of approximately $1 billion or an annualized growth rate of 10%. This growth was achieved despite a $700 million linked quarter decline in consumer deposits, substantially all of which were rate sensitive consumer deposits from the former GreenPoint branches. Demand deposits rose to $7.6 billion at quarter end for a linked quarter increase of $480 million, or an annualized growth rate of 27%.

     All of the Company’s local competitors are aggressively pricing consumer deposits in an effort to gain or retain market share. The Company has chosen to maintain its pricing discipline for consumer deposits, focusing instead on commercial business. Substantially, all of the Company’s demand deposits relate to commercial customers. Total commercial deposits constitute 25% of total deposits at June 30, 2005. “The payoff of the GreenPoint transaction is ahead of us as commercial customers begin to populate those branches,” said John Kanas.

Mortgage Banking Business

     The Company’s mortgage banking subsidiary, GreenPoint Mortgage, achieved record originations of $12.4 billion in the quarter, an increase of 24%, linked quarter. The spread on loan sales improved to 131 basis points, due in part to the changing product mix. Gain on the sale of loans improved to $121 million in the quarter from $105 million in the prior quarter. At quarter end, the mortgage pipeline was $7.6 billion.

     During the quarter, the Company recorded a temporary impairment charge of approximately $35 million on its mortgage servicing rights asset resulting primarily from increased prepayment assumptions caused by the Treasury yield curve at June 30, 2005. The benchmark 10-year Treasury yield was 3.94% at June 30, 2005 compared to 4.50% at March 31, 2005. The Company expects to recover a majority of this impairment as rates increase and prepayment speeds slow in future quarters. Approximately one half of the reserve would have been recovered with the 10 year Treasury closing at 4.21% on July 18.

     At June 30, 2005, mortgage servicing rights of $253 million, net of reserve, was 82 basis points of the unpaid principal balance of the related loans serviced.

Cash Dividend

     On June 28, 2005, the Board declared its regular quarterly dividend of $.22 per common share. The dividend will be payable August 15, 2005, to shareholders of record at the close of business on July 29, 2005.

Audio Webcast

     A recorded audio webcast reviewing North Fork’s results will be available at 8:30 a.m. Eastern Time on July 20, 2005. It is available through the Company’s website www.northforkbank.com. From the homepage, click on Quarterly Earnings Announcement, July 20, 2005. A call-in number is also available by dialing (US and Canada) 877-660-6853, Account #286, Conference ID: 161839 or (International) 201-612-7415, Account #286, Conference ID: 161839. The webcast will be archived for 5 business days.

*                    *                    *

     North Fork is a regional bank holding company headquartered in New York conducting commercial and retail banking from approximately 358 branch locations in the Tri-State area, with a complementary national mortgage banking business.

*                    *                    *

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about North Fork’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of North Fork’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the interest rate environment; changes in the securities and real estate markets; increased competition and its effect on pricing, spending, third-party relationships and revenues; and the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause North Fork’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-K of North Fork (including under the heading “Forward-Looking Statements”), and in the Quarterly Reports on Form 10-Q of North Fork filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the press release, and North Fork assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

North Fork Bancorporation, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(in thousands, except per share amounts)	2005	2004	2005	2004

Interest Income:
Loans Held-for-Investment	$472,218	$213,002	$924,435	$407,202
Loans Held-for-Sale	73,065	—	139,913	—
Mortgage-Backed Securities	133,375	72,031	275,382	131,168
Other Securities	30,124	17,874	59,531	31,997
Money Market Investments	662	467	1,395	670

Total Interest Income	709,444	303,374	1,400,656	571,037

Interest Expense:
Savings, NOW & Money Market Deposits	82,455	19,108	152,051	34,119
Time Deposits	40,391	12,311	73,857	23,047
Federal Funds Purchased & Collateralized Borrowings	105,238	31,308	204,245	59,911
Other Borrowings	19,287	6,552	37,111	13,036

Total Interest Expense	247,371	69,279	467,264	130,113

Net Interest Income	462,073	234,095	933,392	440,924
Provision for Loan Losses	9,000	6,500	18,000	13,000

Net Interest Income after Provision for Loan Losses	453,073	227,595	915,392	427,924

Non-Interest Income:
Gain on Sale of Loans Held-for-Sale	120,575	302	225,944	591
Customer Related Fees & Service Charges	41,902	23,417	83,908	45,188
Mortgage Servicing Fees	4,035	1,016	9,611	1,888
Investment Management, Commissions & Trust Fees	10,287	4,099	21,358	8,023
Other Operating Income	12,126	6,817	26,354	13,802

Subtotal	188,925	35,651	367,175	69,492

Temporary Impairment Charge – Mortgage Servicing Rights	(34,971)	—	(34,971)	—
Securities Gains/(Losses), net	10,884	(475)	15,519	7,413
Gain on Sale of Loans Held-for-Investment	4,293	—	4,293	—

Total Non-Interest Income	169,131	35,176	352,016	76,905

Non-Interest Expense:
Employee Compensation & Benefits	139,014	55,224	274,383	106,301
Occupancy & Equipment, net	46,949	20,074	92,903	37,699
Amortization of Identifiable Intangibles	9,133	1,889	18,266	2,670
Other Operating Expenses	54,697	21,181	110,894	39,127

Total Non-Interest Expense	249,793	98,368	496,446	185,797

Income Before Income Taxes	372,411	164,403	770,962	319,032
Provision for Income Taxes	130,345	55,404	269,861	107,514

Net Income	$242,066	$108,999	$501,101	$211,518

Earnings Per Share:
Basic	$0.52	$0.46	$1.07	$0.92
Diluted	$0.51	$0.45	$1.06	$0.91

     See accompanying notes appended to the financial data and summaries

North Fork Bancorporation, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	December 31,	June 30,
(in thousands, except per share amounts)	2005	2005	2004	2004

Assets:
Cash & Due from Banks	$826,921	$712,195	$972,506	$528,772
Money Market Investments	38,023	40,809	90,394	16,140
Securities:
Available-for-Sale	12,924,780	14,983,603	15,444,625	8,762,663
Held-to-Maturity	118,429	133,745	142,573	152,201

Total Securities	13,043,209	15,117,348	15,587,198	8,914,864

Loans:
Loans Held-for-Sale	6,398,119	5,350,823	5,775,945	2,902

Loans Held-for-Investment	32,482,774	31,857,021	30,453,334	15,385,568
Less: Allowance for Loan Losses	217,872	215,307	211,097	138,008

Net Loans Held-for-Investment	32,264,902	31,641,714	30,242,237	15,247,560

Goodwill	5,888,195	5,886,693	5,878,277	1,003,668
Identifiable Intangibles	132,468	141,601	150,734	49,447
Premises & Equipment	426,099	417,900	416,003	220,379
Mortgage Servicing Rights	253,482	283,268	254,857	—
Accrued Income Receivable	205,678	213,195	205,189	107,495
Other Assets	908,593	974,854	1,093,715	380,632

Total Assets	$60,385,689	$60,780,400	$60,667,055	$26,471,859

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$7,586,939	$7,106,826	$6,738,302	$5,259,052
Savings, NOW & Money Market	21,659,890	21,725,437	20,598,994	10,816,194
Time	8,219,517	7,705,470	7,475,132	3,761,211

Total Deposits	37,466,346	36,537,733	34,812,428	19,836,457

Federal Funds Purchased & Collateralized Borrowings	11,387,571	12,931,678	14,593,027	3,138,935
Other Borrowings	1,506,337	1,484,468	1,506,318	724,166

Total Borrowings	12,893,908	14,416,146	16,099,345	3,863,101

Accrued Expenses & Other Liabilities	809,155	818,330	874,203	460,714

Total Liabilities	$51,169,409	$51,772,209	$51,785,976	$24,160,272

Stockholders’ Equity:
Common Stock, par value $0.01; authorized 1,000,000,000 shares; issued 479,207,610 shares at June 30, 2005	$4,792	$4,775	$4,745	$1,931
Additional Paid in Capital	7,007,286	7,004,048	6,968,493	1,121,040
Retained Earnings	2,354,784	2,218,134	2,064,148	1,930,379
Accumulated Other Comprehensive (Loss)/Income	(21,076)	(87,300)	240	(61,784)
Deferred Compensation	(115,160)	(121,011)	(125,174)	(84,294)
Treasury Stock at Cost; 623,892 shares at June 30, 2005	(14,346)	(10,455)	(31,373)	(595,685)

Total Stockholders’ Equity	9,216,280	9,008,191	8,881,079	2,311,587

Total Liabilities and Stockholders’ Equity	$60,385,689	$60,780,400	$60,667,055	$26,471,859

     See accompanying notes appended to the financial data and summaries

North Fork Bancorporation, Inc.
Selected Financial Data and Balance Sheet Components
(Unaudited)

	Three Months Ended		Six Months Ended
SELECTED FINANCIAL DATA:	June 30,	June 30,	June 30,	June 30,
(in thousands, except ratios and per share amounts)	2005	2004	2005	2004

Per Share:
Net Income – Basic	$0.52	$0.46	$1.07	$0.92
Net Income – Diluted	$0.51	$0.45	$1.06	$0.91
Average Shares Outstanding – Basic	469,413	236,984	467,953	229,734
Average Shares Outstanding – Diluted	474,909	240,474	474,118	233,606
Cash Dividends	$0.22	$0.20	$0.44	$0.40
Dividend Payout Ratio	44%	47%	42%	46%
Book Value	$19.26	$8.95	$19.26	$8.95
Tangible Book Value	$6.68	$4.87	$6.68	$4.87
Selected Financial Data:
Return on Average Total Assets	1.58%	1.78%	1.66%	1.86%
Return on Average Tangible Assets (1)	1.79%	1.86%	1.89%	1.93%
Return on Average Tangible Assets excluding MSR Impairment (1)	1.96%	—	1.97%	—
Return on Average Equity	10.59%	22.92%	11.11%	24.56%
Return on Average Tangible Equity (1)	31.61%	38.23%	33.71%	37.49%
Return on Average Tangible Equity excluding MSR Impairment (1)	34.51%	—	35.20%	—
Tangible Equity to Tangible Assets	5.88%	4.96%	5.88%	4.96%
Efficiency Ratio (2)	36.43%	35.56%	36.19%	35.49%
Yield on Interest Earning Assets (3)	5.46%	5.49%	5.49%	5.53%
Cost of Funds	2.24%	1.61%	2.14%	1.61%
Net Interest Margin (3)	3.59%	4.26%	3.69%	4.30%

	June 30,	March 31,	December 31,	June 30,
	2005	2005	2004	2004

Risk Based Capital:
Tier 1	10.47%	10.35%	9.90%	9.86%
Total	12.97%	12.90%	12.50%	13.90%
Leverage Ratio	6.56%	6.48%	6.22%	6.63%

	June 30,	March 31,	December 31,	June 30,
	2005	2005	2004	2004

Quarterly Average Balance Sheet:
Total Assets	$61,480,463	$60,206,882	$58,746,739	$24,617,030
Securities	14,556,278	15,195,094	15,315,473	8,625,227
Loans Held-for-Sale	5,754,088	4,990,885	4,887,454	2,902
Loans Held-for-Investment	32,631,577	31,284,812	29,883,578	13,931,563
Goodwill & Identifiable Intangibles	6,024,208	6,027,487	5,833,655	752,748
Demand Deposits	7,290,545	6,853,159	6,593,969	4,825,135
Interest Bearing Deposits	29,670,895	28,738,597	27,302,465	13,391,765
Federal Funds Purchased & Collateralized Borrowings	13,095,195	13,371,436	13,859,327	3,182,388
Other Borrowings	1,484,336	1,505,984	1,516,032	762,358
Stockholders’ Equity	9,170,671	9,017,358	8,820,845	1,912,760
Tangible Stockholders’ Equity	3,146,463	2,989,871	2,987,190	1,160,012

     See accompanying notes appended to the financial data and summaries

North Fork Bancorporation, Inc.
Selected Financial Data and Balance Sheet Components
(Unaudited)

BALANCE SHEET COMPONENTS:

The following table shows the securities portfolio composition for the periods ended:

	June 30,	March 31,	December 31,	June 30,
(in thousands)	2005	2005	2004	2004

Securities — Available-for-Sale:
Collateralized Mortgage Obligations	$8,158,319	$9,670,492	$9,820,056	$4,906,742
Agency Pass-Through Certificates	2,335,485	2,491,331	2,737,067	2,165,407
State & Municipal Obligations	771,349	979,304	920,112	594,466
Equity Securities	693,509	776,108	794,005	189,681
U.S. Treasury & Government Agencies	277,806	357,407	363,775	265,256
Other Securities (4)	688,312	708,961	809,610	641,111

Total Securities Available-for-Sale	$12,924,780	$14,983,603	$15,444,625	$8,762,663

Securities Held-to-Maturity	118,429	133,745	142,573	152,201

Total Securities	$13,043,209	$15,117,348	$15,587,198	$8,914,864

The following table represents the components of the loans held-for-sale and held-for-investment portfolios for the periods ended:

	June 30,	March 31,	December 31,	June 30,
(in thousands)	2005	2005	2004	2004

Loans Held-for-Sale:
Residential Mortgages	$5,481,104	$4,239,366	$4,339,581	$2,902
Home Equity	852,137	1,061,352	1,380,247	—

Total	6,333,241	5,300,718	5,719,828	2,902
Deferred Origination Costs	64,878	50,105	56,117	—

Total Loans Held-for-Sale	$6,398,119	$5,350,823	$5,775,945	$2,902

	June 30,	March 31,	December 31,	June 30,
(in thousands)	2005	2005	2004	2004

Loans Held-for-Investment:
Commercial Mortgages	$5,725,316	$5,535,281	$5,369,656	$3,536,517
Commercial & Industrial	3,879,830	3,408,006	3,046,820	2,529,253

Total Commercial	9,605,146	8,943,287	8,416,476	6,065,770
Residential Mortgages	16,176,829	16,445,902	15,668,938	3,327,047
Multi-Family Mortgages	4,485,420	4,328,879	4,254,405	3,824,615
Consumer	1,521,869	1,554,499	1,604,863	1,751,240
Construction and Land	653,002	541,280	480,162	453,922

Total	$32,442,266	$31,813,847	$30,424,844	$15,422,594
Unearned Income & Deferred Costs	40,508	43,174	28,490	(37,026)

Total Loans Held-for-Investment	$32,482,774	$31,857,021	$30,453,334	$15,385,568

     See accompanying notes appended to the financial data and summaries

North Fork Bancorporation, Inc.
Selected Financial Data and Balance Sheet Components
(Unaudited)

The following tables represent the components of non-performing assets for the periods ended:

	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2005	2005	2004	2004

Non-Performing Assets:
Commercial Mortgages	$6,409	$11,459	$16,890	$2,623
Commercial & Industrial	7,768	8,152	8,730	7,256

Total Commercial	14,177	19,611	25,620	9,879
Residential Mortgages	63,979	91,411	103,745	4,004
Multi-Family Mortgages	44	1,293	1,290	–
Consumer	2,179	2,527	3,178	1,872
Construction and Land	308	–	–	49

Non-Performing Loans Held-for-Investment	$80,687	$114,842	$133,833	$15,804
Non-Performing Loans Held-for-Sale	45,377	45,780	60,858	–
Other Real Estate	14,557	14,243	17,410	435

Total Non-Performing Assets	$140,621	$174,865	$212,101	$16,239

	June 30,	March 31,	December 31,	June 30,
	2005	2005	2004	2004

Allowance for Loan Losses to Non-Performing Loans Held-for-Investment	270%	187%	158%	873%
Allowance for Loan Losses to Total Loans Held-for-Investment	0.67%	0.68%	0.69%	0.90%
Non-Performing Loans Held-for-Investment to Total Loans Held-for-Investment	0.25%	0.36%	0.44%	0.10%
Non-Performing Assets to Total Assets	0.23%	0.29%	0.35%	0.06%
Quarterly Net Charge-offs to Average Loans Held-for-Investment	0.20%	0.06%	0.14%	0.09%

The following table represents the impact of allocating the allowance for loan losses as of June 30, 2005 and March 31, 2005, into our two primary portfolio segments:

	June 30, 2005			March 31, 2005
		Residential &	Commercial &		Residential &	Commercial &
(dollars in thousands)	Total	Multi-Family	All Other Loans	Total	Multi-Family	All Other Loans

Loans Held-for-Investment	$32,442,266	$20,662,249	$11,780,017	$31,813,847	$20,774,781	$11,039,066
Allowance for Loan Losses Allocated	$217,872	$74,304	$143,568	$215,307	$76,104	$139,203
Non-Performing Loans Held-for-Investment	$80,687	$64,023	$16,664	$114,842	$92,704	$22,138

Allowance for Loan Losses to Loans Held- for-Investment	0.67%	0.36%	1.22%	0.68%	0.37%	1.26%

Allowance for Loan Losses to Non- Performing Loans Held-for-Investment	270%	116%	862%	187%	82%	629%

See accompanying notes appended to the financial data and summaries

North Fork Bancorporation, Inc.
Net Interest Margin Analysis
(Unaudited)

     The following table presents on a linked quarter basis, an analysis of net interest income by each major category of interest earning assets and interest bearing liabilities:

For the Three Months Ended:

	June 30, 2005			March 31, 2005
	Average		Average	Average		Average
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans Held-for-Investment (3)	$32,631,577	$473,933	5.83%	$31,284,812	$453,563	5.88%
Loan Held-for-Sale	5,754,088	73,065	5.09%	4,990,885	66,848	5.43%
Securities (3)	14,556,278	173,698	4.79%	15,195,094	180,687	4.82%
Money Market Investments (3)	87,406	684	3.14%	86,989	747	3.48%

Total Interest Earning Assets	$53,029,349	$721,380	5.46%	$51,557,780	$701,845	5.52%

Non-Interest Earning Assets:
Cash and Due from Banks	$1,015,667			$1,056,382
Other Assets	7,435,447			7,592,720

Total Assets	$61,480,463			$60,206,882

Interest Bearing Liabilities:
Savings, NOW & Money Market Deposits	$21,794,356	$82,455	1.52%	$21,179,399	$69,596	1.33%
Time Deposits	7,876,539	40,391	2.06%	7,559,198	33,466	1.80%

Total Savings and Time Deposits	29,670,895	122,846	1.66%	28,738,597	103,062	1.45%

Fed. Funds Purchased & Collateralized Borrowings	13,095,195	105,238	3.22%	13,371,436	99,007	3.00%
Other Borrowings	1,484,336	19,286	5.21%	1,505,984	17,824	4.80%

Total Borrowings	14,579,531	124,524	3.43%	14,877,420	116,831	3.18%

Total Interest Bearing Liabilities	$44,250,426	$247,370	2.24%	$43,616,017	$219,893	2.04%

Interest Rate Spread			3.21%			3.48%

Non-Interest Bearing Liabilities:
Demand Deposits	$7,290,545			$6,853,159
Other Liabilities	768,821			720,348

Total Liabilities	52,309,792			51,189,524
Stockholders’ Equity	9,170,671			9,017,358

Total Liabilities and Stockholders’ Equity	$61,480,463			$60,206,882

Net Interest Income and Net Interest Margin		$474,010	3.59%		$481,952	3.79%
Less: Tax Equivalent Adjustment		(11,937)			(10,633)

Net Interest Income		$462,073			$471,319

See accompanying notes appended to the financial data and summaries

North Fork Bancorporation, Inc.
Mortgage Banking - Quarterly Highlights
(Unaudited)

				GreenPoint Mortgage
				Pre-Acquisition Financial
				Information
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2005	2005	2004	2004	2004

Comparative Mortgage Loan Volumes

Total Applications Received	$21,195,474	$18,281,837	$16,403,008	$17,001,566	$19,868,351

Loans Originated:
Specialty Products (5)	$5,302,469	$4,231,111	$4,494,452	$3,860,338	$3,452,674
Home Equity/Seconds	1,566,306	1,488,748	1,630,798	1,613,625	1,255,026
Jumbo/Agency	5,553,487	4,302,340	4,316,658	4,513,854	6,460,685

	$12,422,262	$10,022,199	$10,441,908	$9,987,817	$11,168,385

Pipeline (6)	$7,594,398	$7,407,671	$6,264,104	$7,623,547	$8,641,744
Interest Rate Lock Commitments (7)	2,891,179	2,523,344	1,950,504	2,512,433	2,559,331
Loans Held-for-Sale	6,398,119	5,350,823	5,775,945	5,060,115	5,240,641

Mortgage Loans Sold and Average Margins (8)
Whole Loan Sales:
Specialty Products	$4,394,898	$4,333,784	$3,783,245	$3,262,425	$3,029,038
Home Equity/Seconds	1,466,771	1,580,497	953,463	1,288,899	588,597
Jumbo/Agency	3,240,177	2,438,998	2,753,521	3,349,777	3,904,792

Total Whole Loan Sales	$9,101,846	$8,353,279	$7,490,229	$7,901,101	$7,522,427

Gain on Sale of Whole Loans (9)	$119,249	$106,159	$109,297	$105,104	$123,332

Margins on Whole Loans:
Specialty Products	1.35%	1.45%	1.84%	1.64%	2.60%
Home Equity/Seconds	2.02%	1.45%	1.30%	1.55%	1.81%
Jumbo/Agency	0.93%	0.84%	0.99%	0.94%	0.87%

Total Whole Loan Sales	1.31%	1.27%	1.46%	1.33%	1.64%

Gains on Sale of Whole Loans:
Specialty Products	$59,455	$62,750	$69,759	$53,530	$78,698
Home Equity/Seconds	29,613	22,858	12,395	20,031	10,636
Jumbo/Agency	30,181	20,551	27,143	31,543	33,998

Total Whole Loan Sales	$119,249	$106,159	$109,297	$105,104	$123,332

See accompanying notes appended to the financial data and summaries

North Fork Bancorporation, Inc.
Notes to the Financial Data and Summaries

     This press release contains certain supplemental financial information, described in the following notes, which has been determined by methods other than Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of the Company’s performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.

(1)	Return on average tangible assets and return on average tangible equity, which represent non-GAAP measures are computed, on an annualized basis, as follows:

Return on average tangible assets is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total assets less average goodwill and average identifiable intangible assets.

Return on average tangible equity is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total stockholders’ equity less average goodwill and average identifiable intangible assets.

Return on average tangible assets excluding the MSR Impairment is computed by dividing net income, plus amortization of identifiable intangible assets and the MSR impairment charge, net of taxes, by average total assets less average goodwill and average identifiable intangible assets.

Return on average tangible equity is computed by dividing net income, plus amortization of identifiable intangible assets and the MSR impairment charge, net of taxes by average total stockholders’ equity less average goodwill and average identifiable intangible assets.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(in thousands)	2005	2004	2005	2004

Net Income, as Reported	$242,066	$108,999	$501,101	$211,518
Add: Amortization of Identifiable Intangibles, Net of taxes	5,937	1,252	11,873	1,770

Net Income, as Adjusted	$248,003	$110,251	$512,974	$213,288

Add: MSR Impairment Charge, net of taxes	22,731	—	22,731	—

Net Income – as adjusted	$270,734	$110,251	$535,705	$213,288

Average Total Assets:	$61,480,463	$24,617,030	$60,847,190	$22,829,188
Less: Average Goodwill	5,886,175	720,988	5,883,049	565,686
Less: Average Identifiable Intangible Assets	138,033	31,760	142,789	22,084

Average Total Tangible Assets	$55,456,255	$23,864,282	$54,821,352	$22,241,418

Average Equity:	$9,170,671	$1,912,760	$9,094,438	$1,731,953
Less: Average Goodwill	5,886,175	720,988	5,883,049	565,686
Less: Average Identifiable Intangible Assets	138,033	31,760	142,789	22,084

Average Tangible Equity	$3,146,463	$1,160,012	$3,068,600	$1,144,183

Return on Average Tangible Assets	1.79%	1.86%	1.89%	1.93%
Return on Average Tangible Equity	31.61%	38.23%	33.71%	37.49%
Return on Average Tangible Assets excluding MSR Impairment	1.96%	—	1.97%	—
Return on Average Tangible Equity excluding MSR Impairment	34.51%	—	35.20%	—

(2)	The efficiency ratio, which represents a non-GAAP measure, is defined as the ratio of non-interest expense net of amortization of identifiable intangibles and other real estate related expenses, to net interest income on a tax equivalent basis and other non-interest income net of securities gains, gains on sale of loans held-for-investment and temporary impairment charge on mortgage servicing rights.

(3)	Presented on a tax equivalent basis.

(4)	Includes retained interests in securitizations of $10.0 million, $10.8 million and $31.8 million at June 30, 2005, March 31, 2005 and December 31, 2004, respectively .

(5)	Specialty products include: Alt A, No Doc and A minus programs.

(6)	The pipeline represents applications received, but not yet funded.

(7)	Represents commitments to lend where the rates are guaranteed to the borrower for a specific period of time.

(8)	Gain on sale of whole loans and the margins on the whole loan sales include the impact of the valuation of mortgage loans held-for-sale and interest rate lock commitments, the impact of the valuation of derivatives utilized to manage the exposure to interest rate risk associated with mortgage loan commitments and mortgage loans held-for-sale, and the impact of adjustments related to reserves established for representations and warranties made in conjunction with loan sales.

(9)	The gain on sale of whole loans for the quarters ended June 30, 2005, March 31, 2005 and December 31, 2004, differ from the amounts reported under generally accepted accounting principles on the accompanying income statement due to the fair value adjustment of loans held-for-sale at October 1, 2004 and sold during each quarter. For the quarters ended June 30, 2005, March 31, 2005 and December 31, 2004, fair value (loss)/gain adjustments totaled $(1.3) million, $0.8 million and $56.4 million, respectively.